EXHIBIT 99.1

Blacksands Petroleum Inc.
401 Bay Street, Suite 2700, PO Box 152
Toronto, Ontario Canada M5H 2Y4
Tel: +1 (416) 359 7805
Fax: +1 (416) 359 7801
E-mail: pparisotto@coniston.ca
Website:  www.blacksandspetroleum.com

NEWS RELEASE

BLACKSANDS PROVIDES FURTHER CORPORATE UPDATE

TORONTO, ONTARIO, May 28, 2009 – Blacksands Petroleum, Inc. (OTC Bulletin Board: BSPE) (the “Company” or “Blacksands”) announced today that Mr. Paul A. Parisotto intends to resign as an officer and director of the Company at the Company’s upcoming annual general meeting, if the shareholders approve the Company’s proposal to sell a portion of its shares of Access Energy Inc. (“Access”), its majority-owned subsidiary, to the other shareholder of Access, as announced on April 30, 2009. Mr. Parisotto will remain as the President and CEO of Access.

Mr. Mark Holcombe, currently an independent director and the Chair of the Company’s Audit Committee, has agreed to serve as the Company’s President and CEO, if Mr. Parisotto resigns. Mr. Holcombe founded Stirling Partners Limited in 2006, was the former Head of Corporate Development and Private Equity and Chief Compliance Officer at GEM Global Equities Management, S.A., an emerging market hedge fund, and was also an investment banker at DLJ and ING Capital in New York. Mr. Holcombe has over 18 years of natural resource industry and corporate finance experience. Since 2007, he serves on the board of Sandfield Ventures Corporation, PNG LNG Ltd. and Pacific LNG Operations LTD. Mr. Holcombe holds a B.A. from Colgate University.

Mr. Parisotto will be available to assist Mr. Holcombe with the transition.

The Company expects to announce a definitive date for its upcoming annual general meeting in the near future.

As well, the Company announced on April 30, 2009 that it will be seeking shareholder approval of a 1-for-3 reverse stock split. Finally, the Company announced that the Board of Directors has rescinded its approval of the pending grant of stock options under the amended 2008 Company Stock Option Plan, yet to be approved by the shareholders.

About Blacksands

Blacksands Petroleum, through its 75% ownership of Access Energy Inc. – a private Canadian company - is engaged in the business of exploring for, developing and operating unconventional oil and gas projects. Such projects may include oil produced from tar sands, also referred to as oil sands, or bituminous sands, which are a combination of clay, sand, water, and bitumen.

“Paul A. Parisotto”

President & CEO

For further information, please contact:

Paul A. Parisotto

President & CEO

416-359-7805

Cautionary Note Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements relating to the anticipated actions and expectations of the Company discussed in this press release and the anticipated benefits of those actions. All statements, other than statements of historical fact, included herein including, without limitation, the word “expect” and similar expressions identify forward-looking statements. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. The Company’s forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the timing of the shareholder meeting, the ability to receive shareholder approval, the ability to complete the share transfer documentation to both parties satisfaction, the completion of the share transfer and the Company’s ability to refocus on gold exploration and production and other risks and uncertainties disclosed in the Company’s 10-K for the year ended October 31, 2008, filed with the United States Securities and Exchange Commission, and other information released by the Company from time to time and filed with the appropriate regulatory agencies.